UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this Current Report on Form 8-K, on November 29, 2018, at its Annual Meeting of Stockholders for the fiscal year ending June 30, 2019 (the “Annual Meeting”), the stockholders of MEI Pharma, Inc. (the “Company”) approved the Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the “2008 Equity Plan”). The 2008 Equity Plan was amended and restated to increase the number of shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), that may be subject to award by 8,903,794 shares to 18,496,857 shares and make certain other changes to the plan terms.

For a description of the terms and conditions of the 2008 Equity Plan, as amended and restated and approved by stockholders on November 29, 2018, see “Description of the 2008 Equity Plan as Proposed to be Amended and Restated” under “Approval of Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (Proposal No. 2)” in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference. The foregoing description of the amendment and restatement of the 2008 Equity Plan and the description of the 2008 Equity Plan contained in the proxy statement are each qualified in their entirety by reference to the full text of the 2008 Equity Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 29, 2018, the Company held its Annual Meeting. There were represented at the Annual Meeting, either in person or by proxy, 54,774,949 shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), out of a total number of 71,115,444 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following five proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s annual meeting of stockholders for fiscal year 2022. Information on the vote relating to each director standing for election is set forth below:

Nominee	For	Withheld	Broker Non-Votes
Charles V. Baltic, III	38,301,325	64,966	16,408,658
Nicholas R. Glover, Ph.D.	38,304,789	61,502	16,408,658
Frederick W. Driscoll	38,300,416	65,875	16,408,658

Proposal 2. – Amendment of Equity Plan. Proposal 2 was to approve the amendment and restatement of the 2008 Equity Plan to increase the number of shares of common stock that may be subject to award and make certain other changes to the plan terms. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
37,764,985	515,527	85,779	16,408,658

Proposal 3. – Amendment and Restatement of Certificate of Incorporation. Proposal 3 was to approve an amendment and restatement of the Company’s certificate of incorporation to increase the total number of authorized shares of common stock from 113,000,000 shares to 226,000,000 shares and to remove certain provisions that are no longer applicable. The proposal was approved.

For	Against	Abstain
51,485,267	2,617,955	671,727

Proposal 4. – Advisory Vote on Executive Compensation. Proposal 4 was to adopt an advisory resolution that the compensation paid to the Company’s named executive officers, as disclosed in the proxy materials for the Annual Meeting, be approved in all respects. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
38,053,563	196,949	115,779	16,408,658

Proposal 5. – Ratification of Appointment of Auditors. Proposal 5 was to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. The proposal was approved.

For	Against	Abstain
54,472,030	160,249	142,670

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: November 30, 2018